Exhibit 1.1

Enbridge Inc.

 6.00% Fixed-to-Floating Subordinated Notes Series 2016-A due 2077

Underwriting Agreement

Calgary, Alberta

December 12, 2016

J.P. Morgan Securities LLC
HSBC Securities (USA) Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

As Representatives of the several

Underwriters named in Schedule II hereto
c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Ladies and Gentlemen:

Enbridge Inc., a corporation organized under the laws of Canada (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Securities”), to be issued under an indenture dated as of February 25, 2005, as amended and supplemented by the First Supplemental Indenture, dated as of March 1, 2012 (such indenture as amended and supplemented by such First Supplemental Indenture, the “Base Indenture”) and to be further amended and supplemented by the Second Supplemental Indenture (the “Second Supplemental Indenture” and together with the Base Indenture, the “Indenture”) to be dated as of the Closing Date (as defined below), each between Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) and the Company.  The form and terms of the Securities will be established in the Second Supplemental Indenture.  To the extent there are no additional Underwriters listed in Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.  Any reference herein to the Registration Statement, the Canadian Basic Prospectus, any Preliminary Prospectus Supplement, the Canadian Final Prospectus or the U.S. Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 4 of Form F-10 which were filed under the Exchange Act or Canadian Securities Laws on or before the Effective Date of the Registration Statement or the issue date of the Canadian Basic Prospectus, any Preliminary Prospectus Supplement, the Canadian Final Prospectus or the U.S. Final Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Canadian Basic Prospectus, any

Preliminary Prospectus Supplement, the Canadian Final Prospectus or the U.S. Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act or Canadian Securities Laws after the Effective Date of the Registration Statement or the issue date of the Canadian Basic Prospectus, any Preliminary Prospectus Supplement, the Canadian Final Prospectus or the U.S. Final Prospectus, as the case may be, deemed to be incorporated therein by reference prior to the termination of the distribution of the Securities by the Underwriters.  Certain terms used herein are defined in Section 19 hereof.

1.                                      Representations and Warranties.  The Company represents and warrants (it being understood that, for the purposes of the representations and warranties set forth below, all representations and warranties that relate to Spectra and its subsidiaries or the financial or other information relating to, or to the auditors of, Spectra and its subsidiaries, are made to the knowledge of the Company) to, and agrees with, each Underwriter as set forth below in this Section 1 that:

(a)                                 Shelf Procedure Eligibility.  The Company meets the eligibility requirements to use the Shelf Procedures and to file a short form prospectus with the Canadian Qualifying Authorities; the Company has prepared and filed a preliminary short form base shelf prospectus and a final short form base shelf prospectus (each in the English and French languages) with the Canadian Qualifying Authorities utilizing the Passport System and has obtained receipts from the Reviewing Authority (a “Receipt”) evidencing the receipts on behalf of Canadian Qualifying Authorities for each of such preliminary short form base shelf prospectus and final short form base shelf prospectus; no order suspending the distribution of the Securities has been issued by any Canadian Qualifying Authority and no proceeding for that purpose has, to the Company’s knowledge, been initiated or threatened by any Canadian Qualifying Authority;

(b)                                 Registration Requirement Compliance.  The Company meets the general eligibility requirements for use of Form F-10 under the Act, has filed a Registration Statement on Form F-10 (File No. 333-213234) in respect of the Securities and an appointment of agent for service of process on Form F-X (the “Form F-X”) in conjunction with the initial filing of such registration statement with the Commission and has caused the Trustee to prepare and file with the Commission a Statement of Eligibility and Qualification on Form T-1 (the “Form T-1”); such registration statement and any post-effective amendment thereto, in each case including the Canadian Basic Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission), each in the form heretofore delivered or to be delivered to the Representatives and, including exhibits to such registration statement and any documents incorporated by reference in the prospectus contained therein, for delivery by them to each of the other Underwriters, became effective under the Act in such form; no other document with respect to such registration statement or documents incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission and no other document incorporated by reference in the prospectus contained therein has heretofore been filed with the Canadian Qualifying Authorities, except for any documents filed with the Commission or the Canadian Qualifying Authorities subsequent to the date of such effectiveness in the form heretofore delivered to the Representatives for delivery by them to each of the other Underwriters; no stop order suspending the effectiveness of such registration statement has been issued and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission; the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective but excluding the Form T-1, each as amended at the time such part of the registration statement became effective and including any post effective amendment thereto, are hereinafter collectively called the “Registration Statement”; the prospectus relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the  Commission on or prior to the Execution Time, being hereinafter called the “U.S. Basic Prospectus”; with respect to the Securities, “U.S. Final Prospectus” means the U.S. Basic Prospectus as supplemented by the first prospectus supplement relating to the offering of the Securities containing pricing information that is filed with the Commission pursuant to General Instruction II.L.; and “Canadian Final Prospectus” means the Canadian Basic Prospectus as supplemented by the first prospectus supplement relating to the offering of the Securities containing pricing information that is filed with the Canadian Qualifying Authorities; any reference herein to any U.S. Basic Prospectus, Canadian Basic Prospectus, Preliminary Prospectus Supplement, Canadian Final Prospectus or U.S. Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein as of the date of such U.S. Basic Prospectus, Canadian Basic Prospectus, Preliminary Prospectus Supplement, Canadian Final Prospectus or U.S. Final Prospectus, as the case may be; any reference to any amendment or supplement to any U.S. Basic Prospectus, Canadian Basic Prospectus, Preliminary Prospectus Supplement, Canadian Final Prospectus or U.S. Final Prospectus shall be deemed to refer to and include any documents filed as of the date of such amendment or supplement under Canadian Securities Laws, or the Exchange Act, as the case may be, and incorporated by reference in such amendment or supplement;

(b.2)                       Disclosure Package.  The term “Disclosure Package” shall mean (i) the Preliminary Prospectus Supplement dated December 9, 2016, (ii) the Issuer Free Writing Prospectuses, if any, attached as part of Annex G hereto, and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.  As of 2:45 p.m.  (Eastern time) on the date of execution and delivery of this Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

(b.3)                       Company Not Ineligible Issuer.  (i) At the earliest time after the filing of the Registration Statement relating to the Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) and (ii) as of the date of the execution and delivery of this agreement (“Agreement”) (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Act that it is not necessary that the Company be considered an Ineligible Issuer.

(b.4)                       Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date, did not include any information that conflicted with the information contained in the

Registration Statement, including any document incorporated by reference therein that has not been superseded or modified.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

(b.5)                       Distribution of Offering Material By the Company.  The Company has not distributed and will not distribute, prior to the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus Supplement, the U.S. Final Prospectus, the Canadian Final Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives or the Registration Statement.

(c)                                  Incorporated Documents.  The Canadian Documents, when they were filed with the Canadian Qualifying Authorities and incorporated by reference into the Disclosure Package and the Canadian Final Prospectus, conformed in all material respects to the requirements of Canadian Securities Laws; the documents included or incorporated by reference in the Registration Statement, the Disclosure Package and the U.S. Final Prospectus, when they were filed with the Commission, conformed in all material respects to any applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus or any amendment or supplement thereto, when such documents are filed with the Canadian Qualifying Authorities or the Commission, will conform in all material respects to the requirements of Canadian Securities Laws, or the Exchange Act, as applicable;

(d)                                 Disclosure Conformity.  On the Effective Date, the Registration Statement did, on the date it was first filed, each Preliminary Prospectus Supplement did, and on the date it was first filed and on the Closing Date, the U.S. Final Prospectus did and will conform in all material respects with the applicable requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission under both the Act and the Trust Indenture Act; on the date each was first filed, the Canadian Basic Prospectus and each Preliminary Prospectus Supplement did and the Canadian Final Prospectus will, and on the Closing Date the Canadian Basic Prospectus and the Canadian Final Prospectus will, conform in all material respects with the applicable requirements of Canadian Securities Laws and the rules and regulations of the Canadian Qualifying Authorities under Canadian Securities Laws; the Registration Statement, as of the Effective Date and at the Applicable Time did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the U.S. Basic Prospectus as of its filing date, and at the Applicable Time, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the

Canadian Final Prospectus and the U.S. Final Prospectus will not, as of their respective dates and as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, the Canadian Final Prospectus or the U.S. Final Prospectus, or to the Form T-1 of the Trustee;

(e)                                  Spectra Disclosure. The disclosure regarding Spectra and its subsidiaries in the Registration Statement, the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f)                                   Company Good Standing.  The Company has been duly incorporated and is a valid and subsisting corporation under the laws of Canada with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus, and is duly qualified or registered to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified, registered or be in good standing would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect;

(g)                                  Subsidiary Good Standing.  Each of the Company’s Significant Subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership, limited liability company or trust, as applicable, in good standing under the laws of the jurisdiction of its incorporation, has the corporate, limited partnership, limited liability company or trust power, as applicable, and authority to own its property and to conduct its business as described in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus (or as presently conducted, if not so described therein) and is duly qualified or registered to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification or registration, except to the extent that the failure to be so qualified, registered or be in good standing would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.  Other than the Significant Subsidiaries, each of the other subsidiaries of the Company did not have (i) as of the last day of the Company’s most recent fiscal year, total assets in excess of 10% of the consolidated assets of the Company and its subsidiaries as at that date and (ii) for the fiscal year then ended, total revenues in excess of 10% of the consolidated revenues of the Company and its subsidiaries for such period.  In making this determination, any subsidiary acquired after the last day of the Company’s most recent fiscal year shall be deemed to have been acquired as of such date;

(h)                                 Existing Instruments.  There is no contract, agreement or other document of a character required to be described in the Registration Statement, the Canadian Final Prospectus or the U.S. Final Prospectus, or to be filed as an exhibit thereto, which is not described therein or filed as required; and the statements in the Disclosure Package, the Canadian Final Prospectus or the U.S. Final Prospectus under the headings “Material Income Tax Considerations,” “Description of Debt Securities,” “Description of the Notes” and “Description of the Conversion Preference Shares” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

(i)                                     Agreement, Securities and Indenture Authorization.  The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by the Company; the Securities have been duly authorized and, when the Securities are issued and delivered pursuant to this Agreement, such Securities will have been duly executed, authenticated, issued and delivered and, upon payment for the Securities by the Representatives to the Company, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture; the Base Indenture and the Second Supplemental Indenture have been duly authorized by the Company and the Base Indenture has been duly executed and delivered by the Company and constitutes, and as of the Closing Date the Second Supplemental Indenture will have been duly executed and delivered by the Company and the Indenture will constitute, a valid and legally binding instrument, and enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyances or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and to the provisions of the Currency Act (Canada) or to the usury provisions of the Criminal Code (Canada); the Indenture has been duly qualified under the Trust Indenture Act; the Conversion Preference Shares (as defined, and issuable in the circumstances described, in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus) have been duly authorized as preference shares in the capital of the Company, free from pre-emptive and other rights, and, if and when issued, such Conversion Preference Shares will be validly issued and will be outstanding as fully paid and non-assessable preference shares; no registration, filing or recording of the Indenture under the laws of Canada or any province thereof is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Securities issued thereunder; and the Indenture conforms, and the Securities will conform in all material respects to the descriptions thereof contained in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus with respect to the Securities;

(j)                                    Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds as described in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus under the heading “Use of Proceeds,” will not be an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

(k)                                 [Reserved.]

(l)                                     Governmental Authorization and Absence of Further Requirements.  No Governmental Authorization is required in connection with the transactions contemplated herein, except such as have been obtained under the Act, Canadian Securities Laws, and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus; except as set forth in or contemplated in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus, the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate foreign, federal, provincial, state, municipal or local regulatory authorities necessary to conduct their respective businesses except where the failure to possess such license, certificate, permit or other authorization would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect;

(m)                             Material Changes.  Since the representative dates as of which information is given in the Registration Statement, the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus, except as may otherwise be stated therein or contemplated thereby, there has been no material adverse change, actual or to the knowledge of the Company, pending, in the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business;

(n)                                 No Default and Conflict Absence.  Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated will conflict with or result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, (i) the articles or by-laws of the Company or any of its Significant Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Significant Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their properties, except, in the case of (ii) or (iii), such breaches, violations, liens, charges or encumbrances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any Significant Subsidiary is in violation or default of (i) any provision of its articles or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Significant Subsidiary or any of its properties, as applicable, except, in the case of (ii) or (iii) such violation or default as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(o)                                 Financial Statements.  The consolidated historical financial statements of the Company incorporated by reference in the Disclosure Package, the Canadian Final Prospectus, the U.S. Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and Canadian Securities Laws and have been prepared in conformity with generally accepted accounting principles in the United States, in each case applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  Any selected financial data set forth in the Disclosure Package, the Canadian Final Prospectus, the U.S. Final Prospectus and the Registration Statement fairly present, on the basis stated under such caption in the Disclosure Package, the Canadian Final Prospectus, the U.S. Final Prospectus and the Registration Statement, the information included therein;

(p)                                 Spectra Financial Statements. The consolidated historical financial statements of Spectra incorporated by reference in the Disclosure Package, the Canadian Final Prospectus, the U.S. Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of Spectra as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and Canadian Securities Laws and have been prepared in conformity with generally accepted accounting principles in the United States, in each case applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  Any selected financial data set forth in the Disclosure Package, the Canadian Final Prospectus, the U.S. Final Prospectus and the Registration Statement fairly present, on the basis stated under such caption in the Disclosure Package, the Canadian Final Prospectus, the U.S. Final Prospectus and the Registration Statement, the information included therein;

(q)                                 Pro Forma Financial Statements. The unaudited pro forma condensed consolidated financial statements as at and for the nine months ended September 30, 2016 and for the year ended December 31, 2015 and the related notes thereto incorporated by reference in the Disclosure Package, the Canadian Final Prospectus, the U.S. Final Prospectus and the Registration Statement present fairly in all material respects the pro forma consolidated financial position, results of operations and earnings of the Company as at the dates and for the periods indicated after giving effect to the transactions and assumptions described in the related notes thereto. Such unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Canadian Securities Laws and Rule 11-02 of Regulation S-X and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and assumptions referred to therein;

(r)                                    Proceedings Absence.  Except as set forth in or contemplated in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus, no action, suit or proceeding by or before any court or Governmental Authority involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect;

(s)                                   Ownership of Property.  Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except such as would not, individually or in the aggregate, constitute a Material Adverse Effect;

(t)                                    Independent Auditor.  PricewaterhouseCoopers LLP, Calgary, Canada, who have audited certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements incorporated by reference in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus, are independent chartered accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight, United States;

(u)                                 Spectra Independent Auditor.  Deloitte & Touche LLP, Houston, Texas, who have audited certain financial statements of Spectra and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements incorporated by reference in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus, are independent registered public accountants with respect to Spectra within the meaning of the Act and the applicable published rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight, United States;

(v)                                 Market Stabilization.  The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under Canadian Securities Laws, or the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(w)                               Environmental Law Compliance.  Except as set forth in or contemplated in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus, the Company and its subsidiaries (i) are in substantial compliance with Environmental Laws, (ii) have received and are in substantial compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice from a governmental agency or any written notice from a third party under the color of Environmental Law of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, or regarding any actual or potential violation of Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect;

(x)                                 Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any government agency in jurisdictions where the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or an arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(y)                                 No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other affiliate of the Company or any of its subsidiaries has taken any action on behalf of the Company or any of its subsidiaries, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, (the “FCPA”), the UK Bribery Act 2010 or the Corruption of Foreign Public Officials Act (Canada), and the rules and regulations promulgated thereunder, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance with the FCPA, the UK Bribery Act 2010 and the Corruption of Foreign Public Officials Act (Canada) and the rules and regulations promulgated thereunder;

(z)                                  No Conflicts with Sanctions Laws.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”),  and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; and

(aa)                          Accounting and Disclosure Controls.  The Company and its subsidiaries maintain “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act); such internal control over financial reporting and procedures is effective and the Company and its subsidiaries are not aware of any material weakness in their internal control over financial reporting; the Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective; and there is and has been no failure on the part of the Company and to the Company’s knowledge any of the Company’s directors or officers, in their capacities as such, to comply with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Section 302 and 906 relating to certifications.

2.                                      Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3.                                      Delivery and Payment.  (a)  Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives and the Company shall mutually agree, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

(b)                                 As compensation for the services rendered by the Underwriters to the Company in respect of the issuance and sale of the Securities, the Company on the Closing Date will pay to the Representatives for the respective accounts of the several Underwriters the commission specified in Schedule I hereto.

4.                                      Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the U.S. Final Prospectus.

5.                                      Agreements.  The Company agrees with the several Underwriters that:

(a)                                 Prior to the termination of the offering of the Securities, the Company will not file any amendment or supplement to the Registration Statement, or the Canadian Basic Prospectus or U.S. Basic Prospectus (including the Canadian Final Prospectus, the U.S. Final Prospectus or any Preliminary Prospectus Supplement) unless the Company has furnished a copy to the Representatives for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object.  Subject to the foregoing sentence, the Company will prepare the Canadian Final Prospectus and the U.S. Final Prospectus setting forth the principal amount of Securities covered thereby, the terms not otherwise specified in the Canadian Basic Prospectus and U.S. Basic Prospectus pursuant to which the Securities are being issued, the names of the Underwriters participating in the offering and the principal amount of Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, in a form approved by the Representatives and shall file (i) such Canadian Final Prospectus with the Canadian Qualifying Authorities in accordance with the Shelf Procedures and (ii) such U.S. Final Prospectus with the Commission pursuant to General Instruction II.L of Form F-10 not later than the Commission’s close of business on the Business Day following the date of the filing thereof with the Canadian Qualifying Authorities.

The Company will promptly file all reports required to be filed by it with the Canadian Qualifying Authorities pursuant to Canadian Securities Laws, and the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act) in connection with the offering or sale of the Securities, and during such same period will advise the Representatives, promptly after it receives notice thereof, (1) of the time when any amendment to the Canadian Final Prospectus has been filed or receipted, (2) when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Canadian Basic Prospectus or U.S. Basic Prospectus or any amended Canadian Final Prospectus or U.S. Final Prospectus has been filed with the Canadian Qualifying Authorities or the Commission, (3) of the issuance by any Canadian Qualifying Authority or the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, (4) of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, (5) of the initiation or threatening, to the knowledge of the Company, of any proceeding for any such purpose, or (6) of any request by any Canadian Qualifying Authority or the Commission for the amending or supplementing of the Registration Statement, the Canadian Final Prospectus or the U.S. Final Prospectus or for additional information relating to the Securities; and the Company will use its commercially reasonable best efforts to prevent the issuance of any such stop order or any such order preventing or suspending the use of any prospectus relating to the Securities or the suspension of any such qualification and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use its commercially reasonable best efforts to obtain the withdrawal of such order as soon as possible;

(b)                                 Notwithstanding the provisions of paragraph (a) above, if, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act), any event occurs of which the Company becomes aware and as a result of which the Canadian Final Prospectus or the U.S. Final Prospectus, each as then supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Canadian Final Prospectus or the U.S. Final Prospectus to comply with Canadian Securities Laws, the Act or the Exchange Act, or the respective rules thereunder, the Company will (i) promptly notify the Representatives of such event, (ii) promptly prepare and file with the Canadian Qualifying Authorities and the Commission, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) expeditiously supply any supplemented Canadian Final Prospectus and U.S. Final Prospectus to the Representatives in such quantities as they may reasonably request;

(c)                                  As soon as practicable but not later than 18 months after the date of the effectiveness of the Registration Statement, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act;

(d)                                 The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act), as many copies of each Preliminary Prospectus Supplement, Issuer Free Writing Prospectus, U.S. Final Prospectus and any supplement thereto as the Representatives may reasonably request.  The Company will pay the expenses of printing or other production of all documents relating to the offering;

(e)                                  The Company will arrange, if necessary, for the qualification of the Securities for sale under the states of the United States and such other jurisdictions as the Representatives, after consultation with and approval from the Company, may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the Financial Industry Regulatory Authority, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business or become subject to taxation in any jurisdiction where it is not now so qualified or so subject or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject;

(f)                                   The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of or hedge, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, any U.S. dollar debt securities which are substantially similar to the Securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction until the Business Day set forth in Schedule I hereto;

(g)                                  The Company will use the net proceeds received by it from the sale of any Securities in the manner specified in the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus under the caption “Use of Proceeds”;

(g.1)                        The Company will prepare a final term sheet containing a description of the Securities in the form set forth in Annex G hereto and will file such term sheet pursuant to Rule 433(d) under the Act within the time required by such rule (the “Final Term Sheet”);

(h)                                 In connection with each offering of Securities, the Company will take such steps as it deems necessary to ascertain promptly whether (i) the Canadian Final Prospectus prepared in connection with such offering was received for filing by the Reviewing Authority and (ii) whether the U.S. Final Prospectus prepared in connection with such offering and transmitted for filing pursuant to General Instruction II.L. of Form F-10 was received for filing by the Commission, and, in the event that any such prospectuses were not received for filing, it will promptly file any such prospectus not then received for filing;

(i)                                     During the period in which the Underwriters are distributing the Securities, the Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act, Canadian

Securities Laws, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(j)                                    The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Free Writing Prospectuses identified in Annex G hereto.  Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”.  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an Issuer Free Writing Prospectus as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet.

6.                                      Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions of this Section, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)                                 (i)  The Canadian Final Prospectus shall have been filed with the Canadian Qualifying Authorities under the Shelf Procedures and (ii) the U.S. Final Prospectus shall have been filed with the Commission pursuant to General Instruction II.L. of Form F-10 under the Act, in each case, within the applicable time period prescribed for such filing and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no order preventing or suspending the use of any prospectus relating to the Securities shall have been issued and no proceeding for any such purpose shall have been initiated or threatened by the Commission or any Canadian Qualifying Authority;

(b)                                 The Company shall have requested and caused Sullivan & Cromwell LLP, U.S. counsel for the Company, to have furnished to the Representatives their opinion and letter, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Annex B;

(c)                                  The Company shall have requested and caused McCarthy Tétrault LLP, Canadian counsel for the Company, to have furnished to the Representatives their opinion, dated the

Closing Date and addressed to the Representatives, with respect to the laws of the Province of Alberta and the federal laws of Canada applicable therein, substantially in the form attached hereto as Annex C.

(d)                                 The Representatives shall have received from Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the U.S. Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters;

(e)                                  The Representatives shall have received from Osler, Hoskin & Harcourt LLP, Canadian counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Canadian Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters;

(f)                                   The Representatives shall have received from the Vice President & Corporate Secretary of the Company a certificate, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Annex D.

(g)                                  The Representatives shall have received from Norton Rose Fulbright US LLP, U.S. regulatory counsel to the Company, dated the Closing Date, an opinion substantially in the form attached hereto as Annex E.

(h)                                 The Company shall have furnished to the Representatives a certificate of the Company, signed by (i) both its Executive Vice President & Chief Financial Officer and Vice President, Treasury or (ii) either one of such officers and another of its senior officers, dated the Closing Date, to the effect that the signers of such certificate have reviewed the Registration Statement, the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus, any supplements to the Canadian Final Prospectus and the U.S. Final Prospectus, and this Agreement, and to the best knowledge of such signers, after due investigation:

i.                  the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

ii.               no stop order suspending the effectiveness of the Registration Statement or stop order preventing or suspending the use of any prospectus relating to the Securities has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened by any Canadian Qualifying Authority or the Commission; and

iii.            since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package, the Canadian Final Prospectus (exclusive of any supplement thereto) and the U.S. Final Prospectus (exclusive of any supplement thereto);

(i)                                     The Representatives shall have received from PricewaterhouseCoopers LLP, the Company’s independent auditor, a letter or letters dated at the Execution Time and at the Closing Date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter or letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus;

(j)                                    The Representatives shall have received from Deloitte & Touche LLP, Spectra’s independent auditor, a letter or letters dated at the Execution Time and at the Closing Date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter or letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus;

(k)                                 Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto) and the Disclosure Package and the Canadian Final Prospectus (exclusive of any supplement thereto) and the U.S. Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 6, (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business or (iii) a termination of the Merger Agreement, except as set forth in or contemplated in the Disclosure Package, the Canadian Final Prospectus (exclusive of any supplement thereto) and the U.S. Final Prospectus (exclusive of any supplement thereto), the effect of which, in any case referred to in clause (i), (ii) or (iii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereto), the Disclosure Package and the Canadian Final Prospectus (exclusive of any supplement thereto) and the U.S. Final Prospectus (exclusive of any supplement thereto);

(l)                                     Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by Standard & Poors Rating Services, Moody’s

Investor Services or Dominion Bond Rating Service Limited and no such rating service shall have publicly announced or otherwise informed the Company that it has under surveillance or review, with possible negative implications, its rating or outlook of the Company or any of the Company’s debt securities or preferred stock (excluding any announcement by Dominion Bond Rating Service Limited containing information that is substantially similar to the information contained in the announcement by Dominion Bond Rating Service Limited on September 8, 2016);

(m)                             Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request and as is customary in offerings of securities similar to the Securities.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives upon notice of cancellation to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of McCarthy Tétrault LLP, Attention: John S. Osler, Q.C. Suite 4000, 421-7th Avenue S.W., Calgary, Alberta, T2P 4K9 on the Closing Date (or such other date as provided in this Section 6) or such other place as the Representatives shall so instruct.

7.                                      Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters (but excluding any termination pursuant to Section 10 hereof), the Company will reimburse the Underwriters severally through the Representatives on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.                                      Indemnification and Contribution.

(a)                                 The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed, the Canadian Basic Prospectus, any Preliminary Prospectus Supplement, the Canadian Final Prospectus, the U.S. Final Prospectus or any Issuer Free Writing Prospectus, or in all cases any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)                                 Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement or the Canadian Basic Prospectus, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company acknowledges that the statements set forth in the (a) last paragraph of the cover page regarding delivery of the Securities and, (b) under the heading “Underwriting”, (i) the names listed in the table included in the second paragraph of the text, (ii) the fourth paragraph of text concerning concessions, (iii) the fifth and sixth paragraphs of text concerning price stabilization, short positions and penalty bids, (iv) the third sentence in the seventh paragraph of text concerning market making by the Underwriters, and (v) the fifteenth paragraph of text concerning electronic prospectuses, in any Preliminary Prospectus Supplement, the Canadian Final Prospectus and the U.S. Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus Supplement, the U.S. Final Prospectus or the Canadian Final Prospectus.

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)                                 In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the U.S. Final Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an

Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.                                      Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, and the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall not exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the non-defaulting Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the non-defaulting Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, and the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by one or more of the non-defaulting Underwriters or other party or parties approved by the Representatives and the Company are not made within 36 hours after such default, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement, the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10.                               Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time, (i) trading of the Company’s common stock shall have been suspended by the Commission or the New York Stock Exchange or the Toronto Stock Exchange or trading in securities generally on the New York Stock Exchange or the Toronto Stock Exchange shall have been suspended or limited or minimum prices shall have been established on any of such Exchanges, (ii) a banking moratorium shall have been declared either by authorities in the United States, Canada or New York State, (iii) a change or development involving a prospective change in Canadian taxation affecting the Securities or the transfer thereof or the imposition of exchange controls by the United States or Canada, or (iv) there shall have occurred any outbreak or escalation of hostilities involving Canada or the United States, declaration by the United States or Canada of a national emergency or war, or other calamity or crisis, the effect of which on financial markets in the United States or Canada is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus.

10.1                        No Advisory or Fiduciary Responsibility.  The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with the offer and sale of the Securities as contemplated hereby and the process leading to such offer and sale, each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to the offer and sale of the Securities as contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose to the Company any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty.

10.2                        Agreement of the Underwriters.  Each Underwriter represents that it has not made, and agrees that, unless it obtains the prior written consent of the Company, it will not make, any offer relating to the Securities that constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed with the Commission or retained under Rule 433 of the Securities Act; provided that the prior written consent of the Company shall be deemed to have been given in respect of the Free Writing Prospectuses identified in Annex G hereto and in respect of the use by any Underwriter of a free writing prospectus that (a) is not an Issuer Free Writing Prospectus as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet.  Any such free writing prospectus consented to by the Company is hereinafter referred to as an “Underwriter Permitted Free Writing Prospectus”.  The Underwriters agree that they have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Underwriter Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

10.3                        Marketing Materials. Subject to Section 10.2, during the distribution of the Securities, the Underwriters may prepare, in consultation with the Company, and provide Marketing Materials to potential investors in connection with the distribution of the Securities in accordance with the Shelf Procedures. Any Marketing Materials provided to potential investors in Securities shall comply with applicable Canadian Securities Laws and be acceptable in form and substance to the Underwriters and the Company, each acting reasonably. The Marketing Materials, or any template version (as defined in the Shelf Procedures) thereof, shall be approved in writing by the Company and the Representatives, on behalf of the Underwriters, as contemplated by Canadian Securities Laws prior to the time such Marketing Materials are provided to potential investors in Securities. The Company shall file a template version of such Marketing Materials with the Canadian Qualifying Authorities on or before the day the Marketing Materials are first provided to any potential investor in Securities. Any comparables (as defined in the Shelf Procedures) and any disclosure relating to such comparables shall be removed from the template version in accordance with the Shelf Procedures prior to filing such template version with the Canadian Qualifying Authorities  and a complete template version containing such comparables and any disclosure relating to the comparables, if any, shall be delivered to the Canadian Qualifying Authorities  by the Company.

11.                               Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.                               Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, attention: Investment Grade Syndicate Desk-3rd floor (fax no.: (212) 834-6081), to HSBC Securities (USA) Inc., 452 Fifth Avenue, New York, New York 10018, attention: Transaction Management Group (fax no.: (212) 525-0238) and to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10020, attention: High Grade Transaction Management/Legal (fax no.: (646) 855-5958), and confirmed to Christopher J. Cummings, Esq., Paul, Weiss, Rifkind, Wharton & Garrison LLP (fax no.: (416) 981-7230); or, if sent to the Company, will be mailed, delivered or emailed to Enbridge Inc. attention: Vice President & Corporate Secretary (corporatesecretary@enbridge.com) and confirmed to it at 200, 425-1st Street S.W., Calgary, Alberta, T2P 3L8.

13.                               Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.                               Submission to Jurisdiction; Agent for Service; Waiver of Immunities.  The Company irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated thereby may be instituted in any federal or state court in the State of New York, Borough of Manhattan (each such court, a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.  The Company will promptly appoint Enbridge (US) Inc., 1100 Louisiana, Suite 3300, Houston, Texas 77002,  Telephone: (713) 650-8900, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated thereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto.  Such appointment shall be irrevocable and in full force and effect so long as any Securities are outstanding.  The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

The provisions of this Section 14 shall survive any termination of this Agreement, in whole or in part.

15.                               Judgment Currency.  The obligation of the Company in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

16.                               Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.                               Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18.                               Headings.  The Section headings used herein are for convenience only and shall not affect the construction hereof.

19.                               Definitions.  The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Agreement” shall  have the meaning assigned to such term in Section 1(b.3).

“Alberta Securities Laws” shall mean the securities laws, rules, regulations and published policy statements applicable within the Province of Alberta.

“Applicable Time” shall have the meaning assigned to such term in Section 1(b.2) hereof.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions are authorized or obligated by law or regulation to close in New York City, Toronto or Calgary.

“Canadian Basic Prospectus” shall mean the Canadian final short form shelf prospectus as most recently amended, if applicable, for which the Reviewing Authority has issued a Receipt, in accordance with Canadian Securities Laws and the Shelf Procedures, as applicable.

“Canadian Documents” shall mean any documents incorporated by reference in the Canadian Final Prospectus when they were filed with the Reviewing Authority.

“Canadian Final Prospectus” shall have the meaning assigned to such term in Section 1(b) hereof.

“Canadian Qualifying Authorities” shall mean the securities regulatory authorities in each of the provinces of Canada, including, without limitation, the Reviewing Authority.

“Canadian Securities Laws” shall mean the securities laws, rules, regulations and published policy statements applicable in each of the provinces of Canada.

“Closing Date” shall have the meaning assigned to such term in Section 3 hereof.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall have the meaning assigned to such term in Section 1(b.2) hereof.

“Effective Date” shall mean each date and time that any part of the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.

“Environmental Laws” shall mean any Canadian, United States and other applicable foreign,  federal, provincial, state, local or municipal laws and regulations or common law relating to the protection of human health and safety, the environment, natural resources or hazardous or toxic substances or wastes, pollutants or contaminants.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Governmental Authority” shall mean any court or governmental agency or body or any arbitrator of any kind having jurisdiction over the Company or any of its subsidiaries or any of their properties.

“Governmental Authorization” shall mean any consent, approval, authorization, order, permit, license, filing, registration, clearance or qualification of, or with any statute, order, rule or regulation of any Governmental Authority.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus as defined in Rule 433 under the Act.

“Marketing Materials” shall mean any marketing materials, as that term is defined in the Shelf Procedures, provided or to be provided to potential investors in connection with the distribution of the Securities including, without limitation, the term sheet attached hereto as Schedule I;

“Material Adverse Effect” shall mean a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

“Merger Agreement” means the agreement and plan of merger dated as of September 5, 2016 among Spectra, the Company, and Sand Merger Sub, Inc., a direct wholly-owned subsidiary of the Company.

“Passport System” means the passport system established by Multilateral Instrument 11-102 Passport System adopted by the Canadian Qualifying Authorities (except the Ontario Securities Commission) together with National Policy 11-202 Process for Prospectus Reviews in Multiple Jurisdictions adopted by the Canadian Qualifying Authorities including the Ontario Securities Commission, in respect of prospectus filing and review.

“Preliminary Prospectus Supplement” shall mean any preliminary prospectus supplement to the U.S. Basic Prospectus or the Canadian Basic Prospectus which describes the Securities and the offering thereof and is used by the Underwriters prior to filing of the U.S.

Final Prospectus or the Canadian Final Prospectus, together with the U.S. Basic Prospectus or the Canadian Basic Prospectus, as applicable.

“Receipt” shall have the meaning assigned to such term in Section 1(a) hereof.

“Reviewing Authority” shall mean the Alberta Securities Commission.

“Shelf Procedures” shall mean the rules and procedures established under National Instrument 44-101 Short Form Prospectus Distributions and Companion Policy 44-101CP and National Instrument 44-102 Shelf Distributions and Companion Policy 44-102CP for the distribution of securities on a continuous or delayed basis.

“Significant Subsidiary” shall mean the “significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the Act), all of which (other than intermediate holding companies or other similar entities which do not hold any substantial assets other than equity interests in Significant Subsidiaries) are listed in Annex A hereto.

“Spectra” means Spectra Energy Corp.

“Spectra Acquisition” means the proposed acquisition of Spectra pursuant to the Merger Agreement.

“subsidiary” shall have the meaning ascribed thereto in Rule 1-02 of Regulation S-X under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“U.S. Basic Prospectus” shall have the meaning assigned to such term in Section 1(b) hereof.

“U.S. Final Prospectus” shall have the meaning assigned to such term in Section 1(b) hereof.

[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

ENBRIDGE INC.

By:	/s/ Patrick R. Murray
	Name:	Patrick R. Murray
	Title:	Vice President, Treasury

By:	/s/ Tyler W. Robinson
	Name:	Tyler W. Robinson
	Title:	Vice President & Corporate Secretary

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
	Name:	Som Bhattacharyya
	Title:	Vice President

HSBC SECURITIES (USA) INC.

By:	/s/ Luiz Lanfredi
	Name:	Luiz Lanfredi
	Title:	Vice President

2

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Keith Harman
	Name:	Keith Harman
	Title:	Managing Director

For themselves and the other several Underwriters named in Schedule II to the foregoing Agreement.

3

SCHEDULE I

Underwriting Agreement dated December 12, 2016

Registration Statement No. 333-213234

Representatives:                                                      J.P. Morgan Securities LLC
HSBC Securities (USA) Inc.
Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Title, Purchase Price, Underwriting Commission and Description of Securities:

Title:	6.00% Fixed-to-Floating Subordinated Notes Series 2016-A due 2077 (the “Notes”)

Principal amount:	US$750,000,000

Purchase price:	100%

Underwriting commission:	1.0%

Sinking fund provisions:	None

Interest rate	As described in the term sheet included in Annex G

Redemption provisions for the Notes:	As described in the term sheet included in Annex G

Automatic Conversion of the Notes	As described in the term sheet included in Annex G

Closing Date, Time and Location:

December 19, 2016 at 7:00 a.m. (Calgary Time) at
McCarthy Tétrault LLP
Suite 4000, 421-7th Avenue S.W.
Calgary, Alberta T2P 4K9

Type of Offering: Non-delayed

I-1

Date referred to in Section 5(f) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representatives shall be the Closing Date.

Modification of items to be covered by the letters from PricewaterhouseCoopers LLP and Deloitte & Touche LLP delivered pursuant to Section 6(h) and Section 6(i), respectively, at the Execution Time: None

2

SCHEDULE II

Underwriters	Principal Amount of Notes due 2077 to be Purchased
J.P. Morgan Securities LLC	$112,500,000
HSBC Securities (USA) Inc.	$112,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$112,500,000
Deutsche Bank Securities Inc.	$75,000,000
Wells Fargo Securities, LLC	$75,000,000
BNP Paribas Securities Corp.	$52,500,000
Credit Agricole Securities (USA) Inc.	$52,500,000
Mizuho Securities USA Inc.	$52,500,000
MUFG Securities Americas Inc.	$52,500,000
SMBC Nikko Securities America, Inc.	$52,500,000
Total	$750,000,000

II-1

ANNEX A

Significant Subsidiaries

Subsidiary	Organized Under the Laws of
Enbridge Pipelines Inc.	Canada
Enbridge Gas Distribution Inc.	Ontario
Enbridge Pipelines (Athabasca) Inc.	Alberta
Enbridge Energy Company, Inc.	Delaware
Tidal Energy Marketing (U.S.) L.L.C.	Delaware
Enbridge Energy Partners, L.P.	Delaware
Enbridge Energy, Limited Partnership	Delaware
Enbridge Income Partners LP	Alberta
Enbridge Energy Distribution Inc.	Canada

A-1

ANNEX B

Form of Opinion Paragraphs of Sullivan & Cromwell LLP

1.                                      All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Federal laws of the United States and the statutory laws of the State of New York for the issuance, sale and delivery of the Securities by the Company to the Underwriters have been obtained or made; provided, however, that for purposes of this paragraph, no opinion is expressed with respect to regulatory regimes that govern electric or gas utilities, their holding companies and affiliates or the generation, transmission or distribution of electric power or the distribution of gas;

2.                                      The issuance of the Securities in accordance with the Indenture and the sale of the Securities by the Company to the Underwriters pursuant to the Underwriting Agreement do not, and the performance by the Company of its obligations under the Indenture, the Securities and the Underwriting Agreement will not violate any Federal law of the United States or statutory law of the State of New York applicable to the Company; provided, however, that for the purpose of this paragraph, no opinion is expressed with respect to regulatory regimes that govern electric or gas utilities, their holding companies and affiliates or the generation, transmission or distribution of electric power or the distribution of gas, Federal or state securities laws, other antifraud laws or fraudulent transfer laws or as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor’s rights.

3.                                      Assuming the Indenture has been duly authorized, executed and delivered by the Company insofar as the laws of Canada and the applicable laws of Alberta are concerned, the Indenture has been duly executed and delivered by the Company, and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor’s rights and to general equity principles, and the Indenture has been duly qualified under the Trust Indenture Act of 1939.

4.                                      Assuming the Securities have been duly authorized, executed, authenticated, issued and delivered by the Company insofar as the laws of Canada and applicable laws of Alberta are concerned, they have been duly executed, authenticated, issued and delivered by the Company and constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor’s rights and to general equity principles.

5.                                      Assuming the Underwriting Agreement has been duly authorized, executed and delivered by the Company insofar as the laws of Canada and the applicable laws of Alberta are concerned, it has been duly executed and delivered by the Company.

6.                                      The Company is not, and after giving effect to the issuance and sale of the Securities and application of the proceeds therefrom as described in the Prospectus would not be on the date hereof, an “investment company” as defined in the Investment Company Act of 1940, as amended.

7.                                      Assuming the Indenture and the Underwriting Agreement have each been duly authorized, executed and delivered by the Company insofar as the laws of Canada and the applicable laws of Alberta are concerned, and assuming the validity of such action under the laws of Canada and the applicable laws of Alberta, under the laws of the State of New York relating to submission of personal jurisdiction, the Company has validly and effectively submitted to the personal jurisdiction of any state or Federal court in The City of New York, State of New York under the Indenture and the Underwriting Agreement and has validly appointed Enbridge (US) Inc. as its authorized agent for the purposes described in Section 112 of the Indenture and Section 14 of the Underwriting Agreement.

In rendering such opinions, such counsel may rely (A) as to matters involving the laws of any jurisdiction other than the State of New York or the Federal laws of the United States of America as specified in such opinion, upon the opinion of other counsel satisfactory to counsel for the Underwriters and (B) as to matters of fact, on certificates of responsible officers of the Company and public officials and other sources believed by such counsel to be responsible.

Such counsel shall state in a separate letter that, although they do not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Registration Statement, the U.S. Basic Prospectus or any prospectus supplement thereto, the Disclosure Package or the U.S. Final Prospectus, except as set forth under the captions “Description of Debt Securities” and “Description of the Notes”, insofar as they related to the provisions of the Indenture and the Securities therein described, “Material Income Tax Considerations—Material U.S. Federal Income Tax Considerations”, insofar as they relate to provisions of U.S. Federal income tax law therein described, and “Underwriting” insofar as they relate to provisions of agreements therein described and they do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, the U.S. Basic Prospectus or any prospectus supplement thereto, the Disclosure Package or the U.S. Final Prospectus, or as to the statement of the eligibility and qualification of the Trustee under the Indenture, assuming the compliance of the Canadian Final Prospectus, including the documents incorporated by reference therein, with the requirements of the securities laws, rules and regulations of the Qualifying Authorities as interpreted and applied by the Alberta Securities Commission, the Registration Statement, as of the date of the U.S. Final Prospectus, and the U.S. Final Prospectus, as of the date of the U.S. Final Prospectus, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Further, nothing that came to such counsel’s attention in the course of its review has caused such counsel to believe that (i) the Registration Statement, as of the date of the U.S. Final Prospectus, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that (ii) the U.S. Final Prospectus, as of the date of the U.S. Final Prospectus, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that (iii) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Also, nothing that has come to such counsel’s attention has caused such counsel to believe that the U.S. Final Prospectus, as of the Closing

Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

ANNEX C

Form of Opinion Paragraphs of McCarthy Tétrault LLP

1.                                      The Company is a corporation validly existing under the Canada Business Corporations Act with the corporate power and capacity to own or lease, as the case may be, and to operate its property and conduct its business as described in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus;

2.                                      Each of Enbridge Pipelines Inc., Enbridge Gas Distribution Inc., Enbridge Pipelines (Athabasca) Inc., and Enbridge Energy Distribution Inc. (collectively, the “Canadian Subsidiaries”) has been duly incorporated and is validly existing as a corporation under the jurisdiction of its incorporation, with the corporate power and capacity to own or lease, as the case may be, and to operate its property and to conduct its business as described in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus, to the extent so described;

3.                                      Enbridge Income Partners LP (“EIPLP”, collectively with the Canadian Corporate Subsidiaries, the “Canadian Subsidiaries”) is a limited partnership formed under the Partnership Act (Alberta). and has not been dissolved;

4.                                      Enbridge Income Partners GP Inc. (“EIPGP”) has been duly incorporated and is validly existing as a corporation under the Canada Business Corporations Act;

5.                                      Pursuant to the Amended and Restated Limited Partnership Agreement of EIPLP, EIPGP is the only general partner of EIPLP, and has the corporate power and capacity to own or lease, as the case may be, and to operate the properties and assets of EIPLP and to conduct the business of EIPLP as described in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus;

6.                                      Each of the Agreement and the Indenture has been duly authorized and, to the extent execution and delivery are governed by the laws of the Province of Alberta or the federal laws of Canada applicable therein, executed and delivered by the Company, and the provisions of the Indenture expressly stated therein to be governed by the laws of the Province of Alberta form a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability; and no registration, filing or recording of the Indenture under the laws of the Province of Alberta or the federal laws of Canada applicable therein is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Securities;

7.                                      The Securities have been duly authorized and, assuming that the Securities have been duly authenticated by the Trustee in the manner described in the Indenture and under New York law, to the extent issuance, execution and delivery are governed by the laws of the Province of Alberta or the federal laws of Canada applicable therein, issued, executed and delivered by the Company, and the provisions of the Securities expressly stated therein to be governed by the laws of the Province of Alberta form a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability;

8.                                      The Company’s authorized share capital consists of an unlimited number of common shares and an unlimited number of preference shares, issuable in series; the Company is authorized to issue the Conversion Preference Shares, and the Conversion Preference Shares, upon issuance thereof as described in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus, will be validly issued and fully-paid and non-assessable Conversion Preference Shares of the Company;

9.                                      The form of definitive global security representing the Securities has been duly approved and adopted by the Company and complies with the provisions of the Canada Business Corporations Act;

10.                               Neither the execution and delivery of this Agreement and the Indenture, the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfilment of the terms hereof will conflict with, result in a breach or violation of or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to:

(a)                                 the articles and by-laws of the Company;

(b)                                 to the best of our knowledge, the terms of those agreements referenced in paragraph • of the Support Certificate; or

(c)                                  any statute, law, rule or regulation of the Province of Alberta or the federal laws of Canada applicable therein, excluding any such statute, law, rule or regulation applicable to the Company’s regulated activities (as to which we express no opinion); or

(d)                                 to the best of our knowledge, any judgment, order or decree of any Alberta or federal Canadian court, regulatory body, administrative agency, governmental body, arbitrator or other authority in Canada having jurisdiction over the Company or its Canadian Subsidiaries or any of its or their properties;

except for those conflicts, breaches, violations, defaults, liens, charges or encumbrances related to the opinions set forth in sub paragraphs 9(b) and 6(d) hereof which would not reasonably be expected to have a Material Adverse Effect;

11.                               Subject to the limitations and qualifications set out therein, the statements in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus under the captions “Material Income Tax Considerations—Material Canadian Income Tax Considerations”, “Description of Debt Securities” and “Description of the Notes” insofar as such statements summarize Canadian legal matters, agreements, documents or proceedings referred to therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings; and the information in Part II of the Registration Statement under the heading “Indemnification”, but excluding the second last and last paragraph thereof, is an accurate summary in all material respects of the matters referred to therein;

12.                               The documents incorporated by reference in the Disclosure Package and the Canadian Final Prospectus (other than the financial statements and other financial or statistical information contained or incorporated therein or omitted therefrom, as to which we express no opinion), when such documents were filed with the Reviewing Authority appear on their face to be appropriately responsive in all material respects to the requirements of Alberta Securities Laws, as interpreted by the Reviewing Authority;

13.                               The Company is a “reporting issuer” under Alberta Securities Laws and is not on a list of defaulting reporting issuers published by the Reviewing Authority.

14.                               The Company is eligible to file a base shelf prospectus (as defined in the Shelf Procedures) with the Reviewing Authority and to use the Shelf Procedures in respect of the Securities;

15.                               The filing of the Registration Statement with the Commission and the filing of the Canadian Final Prospectus with the Reviewing Authority, have, in each case, been duly authorized by and on behalf of the Company and each of the Canadian Final Prospectus and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company;

16.                               A Receipt has been obtained in respect of the Canadian Basic Prospectus from the Reviewing Authority; the Canadian Final Prospectus has been filed with the Reviewing Authority in the manner and within the time period required by the Shelf Procedures and all necessary documents have been filed, all necessary proceedings have been taken and all necessary authorizations, approvals, permits, consents and orders have been obtained under the requirements of Alberta Securities Laws, and no other authorization, approval, permit, consent, licence or order of any government, government instrumentality or court is required under the requirements of Alberta Securities Laws, for the valid authorization, issuance, sale and delivery of the Securities through the Underwriters in connection with a public offering thereof in the United States of America except those filings that will be made on or after the date of such opinion in compliance with Alberta Securities Laws;

17.                               Each of the Canadian Basic Prospectus, at the time a Receipt was issued therefor, and the Canadian Final Prospectus (other than the financial statements and other financial or statistical information contained or incorporated therein, as to which we express no opinion) as of the date of its filing with the Reviewing Authority, appears on its face to be appropriately responsive in all material respects to the applicable requirements of Alberta Securities Laws, including the Shelf Procedures, as interpreted by the Reviewing Authority;

18.                               No order having the effect of ceasing or suspending the distribution of the Securities has been issued by the Reviewing Authority and, to the best of such counsel’s knowledge, no proceeding for that purpose has been instituted or are pending or contemplated;

19.                               No withholding tax imposed under the federal laws of Canada or the laws of the Province of Alberta will be payable: (i) in respect of the payment or crediting of the commissions contemplated by the Agreement by the Company to an Underwriter that is not a resident of Canada for the purposes of the Income Tax Act (Canada) (“ITA”); or (ii) on any interest or deemed interest on the resale of Securities by an Underwriter to a purchaser not resident in Canada for purposes of the ITA (“US Resident”), provided that each of the Underwriter, such U.S. Resident purchaser and any person who owns a right to any payment under the Securities deals at arm’s length with the Company (as such term is understood for purposes of the ITA and that such commissions are payable in respect of services rendered by the Underwriter wholly outside of Canada that are performed in the ordinary course of business carried on by the Underwriter that includes the performance of such services for a fee;

20.                               No goods and services tax imposed under the Excise Tax Act (Canada) or provincial sales tax under the laws of the Province of Alberta will be payable by the Company or collectable by an Underwriter in respect of the payment of commissions as contemplated by the Agreement to an Underwriter that is not a resident of Canada, in respect of services performed by the Underwriter wholly outside of Canada or the resale of Securities by an Underwriter to U.S. Residents;

21.                               The Company has the power to submit to, and, assuming such submission is valid, binding and enforceable under the laws of the State of New York, has legally, validly, effectively and irrevocably submitted to, the non-exclusive jurisdiction of the New York Courts in respect of any legal action, suit or proceeding arising out of the Agreement, the Indenture or the Securities. Such submission will be enforceable in a court of competent jurisdiction in the Province of Alberta (an “Alberta Court”), provided that an Alberta Court may, in its discretion, refuse to give effect to such submission if the jurisdiction to which the submission applies is not a clearly more appropriate forum;

22.                               An Alberta Court would recognize the appointment by the Company of the Authorized Agent as its agent for service of process in the United States of America under the Agreement, the Indenture and the Securities;

23.                               In any proceeding in a court of competent jurisdiction in the Province of Alberta for the enforcement of the Underwriting Agreement, the Indenture or the Securities, such court would apply the laws of the State of New York, in accordance with the parties’ choice of the laws of the State of New York to all issues that under the laws of the Province of Alberta are to be determined in accordance with the chosen law of the contract, provided that:

(a)                                 the parties’ choice of the laws of the State of New York is bona fide and legal and there is no reason for avoiding the choice on the grounds of public policy, as such criteria would be applied by an Alberta Court; and

(b)                                 in any such proceeding, and notwithstanding the parties’ choice of law, such court:

i.                  will not take judicial notice of the provisions of the laws of the State of New York but will only apply such provisions if they are pleaded and proven by expert testimony;

ii.               will apply the laws of the Province of Alberta and the laws federal of Canada applicable therein that, under such laws, would be characterized as procedural and will not apply any law of the State of New York that, under the laws of the Province of Alberta and the laws of Canada applicable therein, would be characterized as procedural;

iii.            will apply provisions of the laws of the Province of Alberta and the federal laws of Canada applicable therein that have overriding effect;

iv.           will not apply any law of the State of New York if its application would be contrary to public policy, as such term is interpreted under the laws of the Province of Alberta and the federal laws of Canada applicable therein;

v.              will not apply any law of the State of New York if such application would be characterized under the laws of the Province of Alberta and the federal laws of Canada applicable therein as the direct or indirect enforcement of a foreign revenue, expropriatory, penal or other public law; and

vi.           will not enforce the performance of any obligation that is illegal under the laws of any jurisdiction in which the obligation is to be performed;

24.                               There are no reasons under public policy as such term is understood under the laws of the Province of Alberta and the federal laws of Canada applicable therein for an Alberta Court to decline to enforce the Agreement, the Indenture or the Securities, other than the indemnity and contribution provisions of the Agreement;

25.                               A court of competent jurisdiction in the Province of Alberta would give a judgment based upon a final and conclusive in personam judgment of a court exercising jurisdiction in the State of New York for a sum certain, obtained against the Company with respect to a claim arising out of the Underwriting Agreement, the Indenture or the Securities (a “Foreign Judgment”), without reconsideration of the merits:

(a)                                 provided that:

i.                  the court in New York granting the Foreign Judgment had “jurisdiction” over the Company because the Company was served in the State of New York with originating process, the Company had agreed to attorn to the non-exclusive jurisdiction of the court in New York pursuant to the Agreement, the Indenture and the Securities and such agreement was sufficient to grant a court in New York “jurisdiction” over the Company, the Company had attorned to the jurisdiction of the court granting the Foreign Judgment or there was a real and substantial connection between the claim and the court granting the Foreign Judgment;

ii.               an action to enforce the Foreign Judgment must be commenced in the Alberta Court within any applicable limitation period;

iii.            an Alberta Court has discretion to stay or decline to hear an action on the Foreign Judgment if the Foreign Judgment is under appeal or there is another subsisting judgment in any jurisdiction relating to the same cause of action as the Foreign Judgment;

iv.           an Alberta Court will render judgment only in Canadian dollars; and

v.              an action in an Alberta Court on the Foreign Judgment may be affected by bankruptcy, insolvency or other laws of general application limiting the enforcement of creditors’ rights generally; and

(b)                                 subject to the following defences:

i.                  the Foreign Judgment was obtained by fraud or in a manner contrary to the principles of natural justice provided that the Foreign Judgment would not be contrary to natural justice by reason only that service of process was effected on the agent for service of process appointed by the Company;

ii.               the Foreign Judgment is for a claim that under the laws of the Province of Alberta or the federal laws of Canada applicable therein would be characterized as based on a foreign revenue, expropriatory, penal or other public law;

iii.            the Foreign Judgment is contrary to public policy, as such term is interpreted under the laws of the Province of Alberta and the federal laws of Canada applicable therein, or to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to in these statutes; and

iv.           the Foreign Judgment has been satisfied or is void or voidable under the laws of the State of New York;

26.                               There are no reasons under public policy as such term is understood under the laws of the Province of Alberta or the federal laws of Canada applicable therein for an Alberta Court to refuse the enforcement of a Foreign Judgment, other than a judgment respecting the indemnity and contribution provisions of the Agreement;

27.                               No stamp duty, registration or documentary taxes, duties or similar charges are payable under the laws of the Province of Alberta or the federal laws of Canada applicable therein in connection with the creation, issuance and delivery to the Underwriters of the Securities or the resale of the Securities by an Underwriter to U.S. Residents, or the authorization, execution and delivery of the Agreement; and

The opinions set forth in sections 22-25 are subject to the following qualifications:

(a)                                 an Alberta Court would retain some residual equitable jurisdiction, which might limit the enforcement of remedies (for example, specific performance) that may have been granted by the courts of another jurisdiction;

(b)                                 the right of the Trustee under the Indenture to exercise the unilateral and unfettered discretion set forth in the Indenture will not prevent an Alberta Court from requiring such discretion to be exercised reasonably and in compliance with its duties as Trustee; and

(c)                                  the costs of and incidental to all proceedings taken in an Alberta Court are in the discretion of the Alberta Court and the Alberta Court has full power to determine by whom and to what extent the costs shall be paid.

ANNEX D

ENBRIDGE INC.

Officer’s Certificate

I, [ ], [ ] of Enbridge Inc. (the “Company”), pursuant to Section 6(e) of the Underwriting Agreement, dated December 12, 2016 (the “Underwriting Agreement”), between the Company and the Underwriters identified on Schedule II thereto in connection with the issuance and sale by the Company to the Underwriters of the Company’s 6.00% Fixed-to-Floating Subordinated Notes Series 2016-A due 2077, hereby certify that, to my knowledge, after due investigation:

1.                                      The Company has obtained any and all required consents, approvals, authorizations, orders, and made any and all required registrations, qualifications, recordings and filings with each of the National Energy Board, the Federal Energy Regulatory Commission and each other federal, provincial, state or local governmental body or agency in Canada or the United States responsible for the regulation of the generation, transportation or delivery of natural gas, oil, electricity or other specially regulated commodities or services, including pipelines, transmission and distribution lines, storage facilities and related facilities and equipment, or the import or export of such commodities or services (excluding any federal, provincial, state or local governmental body or agency in Canada or the United States having jurisdiction over offers and sales of the Securities under the securities laws of the applicable provinces and territories of Canada or the securities or Blue Sky laws of the various states of the United States) for the performance by the Company of its obligations under the Underwriting Agreement, the Indenture and the Securities; and

2.                                      The statements contained or incorporated by reference into the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus describing documents, proceedings, applications or approvals relating to the regulation in Canada or the United States of the generation, transportation, distribution or delivery of natural gas, oil, electricity or other specially regulated commodities or services, including pipelines, transmission and distribution lines, storage facilities and related facilities and equipment, or the import or export of such commodities or services, referred to therein, insofar as such statements constitute summaries of the Company’s legal matters, fairly summarize in all material respects the matters referred to therein, as of the date of such documents.

Capitalized terms used and not defined in this Certificate have the meanings ascribed to them in the Underwriting Agreement.

D-1

IN WITNESS WHEREOF, I have hereunto signed my name as of the date first above written.

Enbridge Inc.

By:
Name:
Title:

D-2

ANNEX E

Form of Opinion Paragraphs of Norton Rose Fulbright US LLP

1.                                      No consent, approval, authorization or order of or registration, qualification, recording or filing with the Federal Energy Regulatory Commission is required to be obtained or made by the Company pursuant to the provisions of the Natural Gas Act, 15 U.S.C. §§ 717, et seq., the Federal Power Act, 16 U.S.C. §§ 791a, et seq., the Interstate Commerce Act, 49 U.S.C. App. §§ 1, et seq., and published regulations thereunder as a condition to the (i) issuance, sale or delivery by the Company of the Securities pursuant to this Agreement or (ii) execution and delivery by the Company of this Agreement, the Indenture and the Securities, or the performance of its obligations thereunder.

E-1

ANNEX F

[Reserved.]

F-1

ANNEX G

A final base shelf prospectus containing important information relating to the securities described in this document has been filed with the securities regulatory authority in each of the provinces of Canada.  A copy of the final base shelf prospectus, any amendment to the final base shelf prospectus and any applicable shelf prospectus supplement that has been filed, is required to be delivered with this document.

This document does not provide full disclosure of all material facts relating to the securities offered.  Investors should read the final base shelf prospectus, any amendment and any applicable shelf prospectus supplement for disclosure of those facts, especially risk factors relating to the securities offered, before making an investment decision.

December 12, 2016

ENBRIDGE INC.

US$750,000,000 6.00% Fixed-to-Floating Subordinated Notes Series 2016-A due 2077

Issuer:	Enbridge Inc. (the “Company”)

Security Type:	Fixed-to-Floating Subordinated Notes Series 2016-A due January 15, 2077 (the “Notes”)

Pricing Date:	December 12, 2016

Settlement Date:	December 19, 2016 (T+5)

Maturity Date:	January 15, 2077

Principal Amount of Notes:	US$750,000,000

Price to Public:	100%

Interest Rate and Interest Payment Dates:

Fixed Rate Period:

From the issue date of the Notes to, but excluding, January 15, 2027 at a fixed rate equal to 6.00% per year, payable semi-annually in arrears on January 15 and July 15 of each year, with the first payment at such rate being on July 15, 2017.

Floating Rate Period:

From January 15, 2027, and on every April 15, July 15, October 15 and January 15 of each year thereafter until January 15, 2077 (each such date, an “Interest Reset Date”), the interest rate on the Notes will be reset as follows:

(i) starting on January 15, 2027, on every Interest Reset Date until January 15, 2047, the interest rate on the Notes will be reset at an interest rate per annum equal to the three month LIBOR plus 3.89%, payable in arrears, with the first payment at such rate being on April 15, 2027 and,

(ii) starting on January 15, 2047, on every Interest Reset Date, until January 15, 2077, the interest rate on the Notes will be reset on each Interest Reset Date at an interest rate per annum equal to the three month LIBOR plus 4.64%, payable in arrears, with the first payment at such rate being on April 15, 2047

Day Count Convention:	Fixed Rate Period: 360-day year consisting of twelve 30-day months.

Floating Rate Period: Actual number of days elapsed during each interest period and a 360-day year.

Business Day:	Any day other than a day on which banks are permitted or required to be closed in New York City, New York or Calgary, Alberta.

Optional Redemption:

On or after January 15, 2027, the Company may, at its option, redeem the Notes, in whole at any time or in part from time to time, on any Interest Payment Date at a redemption price per US$1,000 principal amount of the Notes equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for redemption.

Redemption on Tax Event or Rating Event:

Prior to the initial Interest Reset Date and within 90 days of a Tax Event, the Company may, at its option, redeem all (but not less than all) of the Notes at a redemption price per US$1,000 principal amount of the Notes equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for redemption.

Prior to the initial Interest Reset Date and within 90 days following the occurrence of a Rating Event, the Company may, at its option, redeem all (but not less than all) of the Notes at a redemption price per US$1,000 principal amount of the Notes equal to 102% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for redemption.

Automatic Conversion

The Notes, including accrued and unpaid interest thereon, will be converted automatically (“Automatic Conversion”), without the consent of the Noteholders, into shares of a newly issued series of our preference shares, designated as Preference Shares, Series 2016-A (the “Conversion Preference Shares”) upon the occurrence of: (i) the making by Enbridge of a general assignment for the benefit of its creditors or a proposal (or the filing of a notice of its intention to do so) under the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada), (ii) any proceeding instituted by Enbridge seeking to adjudicate it a bankrupt or insolvent or, where Enbridge is insolvent, seeking liquidation, winding up, dissolution, reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy or insolvency in Canada, or seeking the entry of an order for the appointment of a receiver, interim receiver, trustee or other similar official for Enbridge or any substantial part of its property and assets in circumstances where Enbridge is adjudged a bankrupt or insolvent, (iii) a receiver, interim receiver, trustee or other similar official is appointed over Enbridge or for any substantial part of its property and assets by a court of competent jurisdiction in circumstances where Enbridge is adjudged a bankrupt or insolvent under any law relating to bankruptcy or insolvency in Canada; or (iv) any proceeding is instituted against Enbridge seeking to adjudicate it a bankrupt or insolvent or, where Enbridge is insolvent, seeking liquidation, winding up, dissolution, reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy or insolvency in Canada, or seeking the entry of an order for the appointment of a receiver, interim receiver, trustee or other similar official for Enbridge or any substantial part of its property and assets in circumstances where Enbridge is adjudged a bankrupt or insolvent under any law relating to bankruptcy or insolvency in Canada, and either such proceeding has not been stayed or dismissed within sixty (60) days of the institution of any such proceeding or the actions sought in such proceedings occur, including the entry of an order for relief against Enbridge or the appointment of a receiver, interim receiver, trustee, or other similar official for it or for any substantial part of its property and assets (each, an “Automatic Conversion Event”).

The Automatic Conversion shall occur upon an Automatic Conversion Event (the “Conversion Time”). At the Conversion Time, the Notes shall be automatically converted, without the consent of the Noteholders, into a newly issued series of fully-paid Conversion Preference Shares. At such time, the Notes shall be deemed to be immediately and automatically surrendered and cancelled without need for further action by the Noteholders, who shall thereupon automatically cease to be holders thereof and all rights of any such Noteholder as a debtholder of Enbridge shall automatically cease. At the Conversion Time, Noteholders will receive one Conversion Preference Share for each US$1,000 principal amount of Notes held immediately prior to the Automatic Conversion together with the number of Conversion Preference Shares (including fractional shares, if applicable) calculated by dividing the amount of accrued and unpaid interest, if any, on the Notes by US$1,000.

CUSIP / ISIN:	29250NAN5 / US29250NAN57

Joint Book-Running Managers:	J.P. Morgan Securities LLC HSBC Securities (USA) Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Deutsche Bank Securities Inc. Wells Fargo Securities, LLC

Co-Managers:	BNP Paribas Securities Corp. Credit Agricole Securities (USA) Inc. Mizuho Securities USA Inc. MUFG Securities Americas Inc. SMBC Nikko Securities America, Inc.

Capitalized terms used and not defined herein have the meanings assigned in the Company’s Preliminary Prospectus Supplement, dated December 9, 2016.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at (212) 834-4533, HSBC Securities (USA) Inc. toll free at (866) 811-8049 or Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.